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                                                            Exhibit 5



                                  August    , 1995


The Providence Journal Company
75 Fountain Street
Providence, Rhode Island 02902

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by The Providence Journal Company (the "Company") with
the Securities and Exchange Commission on August    , 1995 in connection with
the registration under the Securities Act of 1933, as amended, of 38,815 shares of its Class A Common Stock, $1.00 Par Value Per Share and 46,835 shares of Class B Common Stock, $1.00 Par Value Per Share (the "Common Stock").

    We have served as counsel for the Company and, as such, have assisted in the organization thereof under the laws of the State of Delaware and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

    1.   The Articles of Incorporation of the Company;

    2.   The By-Laws of the Company; and

    3. All corporation minutes and proceedings of the Company relating to the issuance of the Common Stock of the Company being registered under the Registration Statement.

    We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Common Stock. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.
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The Providence Journal Company
Page 2
August    , 1995



    Based upon such examination, it is our opinion that, subject to the proposed additional proceedings being duly taken and completed as now contemplated by the Company prior to the issuance of the Common Stock, such shares of Common Stock being registered by the Registration Statement, when issued and paid for, will be validly issued, fully paid and nonassessable.

    Benjamin P. Harris, III, a partner of Edwards & Angell, is a director of Providence Journal Company (the parent corporation of the Company) and the Company, and beneficially owns 30 shares of Class A Common Stock and 48 shares of Class B Common Stock of Providence Journal Company.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is part of the Registration Statement.

                                  Very truly yours,



                                  EDWARDS & ANGELL

                                  By:_____________________
                                     Walter G.D. Reed
                                     A Partner